                                                                    Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-4 of SunTrust Banks, Inc. of our report dated January 12,
2004 relating to the financial statements, which appears in the SunTrust Banks,
Inc.'s 2003 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
-------------------------------

PricewaterhouseCoopers LLP

Atlanta, Georgia
July 28, 2004